United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

                             January 20, 2009
Date of Report (Date of earliest event reported)

             OSG AMERICA L.P.
(Exact Name of Registrant as Specified in Charter)

              001-33806
Commission File Number

Delaware (State or other jurisdiction of incorporation or organization)	11-3812936 (I.R.S. Employer Identification Number)

Two Harbour Place, 302 Knights Run Avenue, Suite 1200
                                 Tampa, FL 33602
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code(813) 209-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

          On January 20, 2009, Jonathan P. Whitworth, the President and Chief Executive Officer and a director of OSG America LLC, a Delaware limited liability company and the general partner (the “General Partner”) of OSG America L.P., a Delaware master limited partnership (the “Partnership”), resigned from such positions. Mr. Whitworth was replaced as President and Chief Executive Officer of the General Partner by Myles R. Itkin, formerly the Chief Financial Officer of the General Partner. Henry P. Flinter, Vice President, Corporate Finance of OSG Ship Management, Inc., an affiliate of the General Partner, was elected a director of the General Partner, replacing Mr. Whitworth in such position, and was also elected Chief Financial Officer of the General Partner, replacing Mr. Itkin. Mr. Flinter, 44 years old, has served as an Assistant Vice President or Vice President of OSG Ship Management, Inc. for more than the past five years.

          Mr. Itkin, 61 years old, is the Executive Vice President, Chief Financial Officer and Treasurer of Overseas Shipholding Group, Inc., a Delaware corporation (“OSG”) which has a 77.1% interest in the Partnership. Mr. Itkin has served in such capacities for more than the past five years, having been promoted from Senior Vice President to Executive Vice President of OSG in June 2006. Mr. Itkin is a director of Danaos Corporation, a container ship company.

          A copy of the press release the Partnership issued on January 20, 2009 announcing these changes in officers and the director of the General Partner is attached to this Report as Exhibit 99.1 and is hereby incorporated by reference.

Section 9 - Financial Statements and Exhibits.

Item 9.01    Financial Statements and Exhibits.

                  (d)      Exhibits

Exhibit No.	Description
99.1	Press Release of the Partnership dated January 20, 2009

SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSG AMERICA L.P. (Registrant)

By: OSG America LLC, its general partner

Date: January 26, 2009	By /s/Myles R. Itkin
Name: Myles R. Itkin Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of the Partnership dated January 20, 2009